SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported):  June 2, 1999


                       SPECTRUM PHARMACEUTICAL CORPORATION
             (Exact name of registrant as specified in its charter)


                                     Florida
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                 (State or other jurisdiction of incorporation)

         33-40848-A                                      65-026047
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    (Commission File Number)                   (IRS Employer Identification No.)


              16910 Dallas Parkway, Suite 100, Dallas, Texas        75248
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     (Address of principal executive offices)                      (Zip Code)



 Registrant's telephone number, including area code: (972)  248-1922









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ITEM 1.  CHANGES  IN  CONTROL OF REGISTRANT


On June 2, 1999 Howard I. Wertheim ("Seller"), pursuant to a stock purchase agreement dated May 20, 1999 with Halter Capital Corporation, a Delaware corporation ("Buyer") and Buyer's assignees, Seller sold to Buyer and its assignees, upon the terms and conditions set forth in that agreement, an aggregate total of 22,472,634 shares of the common stock of Spectrum Pharmaceutical Corporation, a Florida corporation, which is a public corporation whose common stock trades on the NASD Bulletin Board. This sale represents approximately 90% of the issued and outstanding shares of the common stock of Spectrum Pharmaceutical Corporation (the "Registrant") and effectively transfers control to the Buyer, Halter Capital Corporation, which acquired 18,000,000 in its name. At the time of the sale, the Registrant had no assets or liabilities of any kind. . Simultaneously, the current officer and director of the Registrant resigned and the following director was elected to replace them:
Kevin B. Halter, Jr. The Registrant has elected the following new officer: Kevin
B. Halter, Jr. as President and Secretary.



EXHIBITS

Exhibit No. 10.1   Stock Purchase Agreement dated May 20, 1999.




SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  SPECTRUM PHARMACEUTICAL CORPORATION

                                  By:  /s/ Kevin B. Halter, Jr.
                                       ------------------------------------
                                           Kevin B. Halter, Jr., President,
                                           Secretary and sole Director
Dated: June 11, 1999


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